Exhibit 99.1

Life is exciting. Let us help.® 2015 Summary Annual Report THE POWER OF INVESTMENT

THE POWER OF INVESTMENT DEAR SHAREHOLDERS, CUSTOMERS AND EMPLOYEES: There’s no better way to unleash the potential of a company than to engage smart, accomplished people and give them the opportunity to add value and be held accountable for their contributions. Since taking over as CEO at Berkshire 14 years ago, I’ve made it a priority to build a culture where employees are passionate about their work, excited about confronting challenges and driven to achieve more than they ever thought possible. It’s this investment in developing the America's Most Exciting Bank® culture that transformed our bank into a regional franchise, positioning us as a preferred financial partner to customers across New England and New York. It’s also this investment that has helped us to achieve double-digit returns for our shareholders in 2015. For the year, we recorded 18% revenue growth, 16% core EPS growth, double-digit loan and deposit growth, and substantial improvements in our profitability ratios. Our core results improved steadily in every quarter. We bolstered our presence in the middle of our footprint through the acquisition of Hampden Bancorp and diversified our business lending through the expansion of our SBA lending program and the acquisition of Firestone Financial. In short, I'm pleased with our results and our momentum heading into 2016. Growing Our Franchise The last year was marked by solid organic growth, expanding margins and disciplined acquisitions. We continued to enhance our presence across the footprint, investing in employees and communities, and establishing ourselves as a significant contender in newer markets. We are actively growing our influence in Eastern Mass., Connecticut and New York, and helping to fuel the vitality of these regions, while maintaining our commitment to our long-standing markets of Western Mass. and Vermont. Loans Deposits Revenue EPS ROE 1 2015 Summary Annual Report 2015 Growth Highlights (GAAP) CULTURE As America's Most Exciting Bank®, we are passionate about practicing and living by the RIGHT values (Respect, Integrity, Guts, Having Fun and Teamwork). FOOTPRINT We offer services across New England and New York— reaching customers from Boston to Syracuse and multiple regions in between. VISION By bringing together a strong employee base, a dedicated strategy and operational efficiency, we can offer our customers the products and services they need, our employees an inspirational place to work, our communities the support they are looking for and our shareholders the returns they deserve.

V T Rome NH Rochester Utica Syracuse NY Manchester Albany 91 MA Burlington Pittsfield Westborough 90 Boston Springfield RI Berkshire’s total loan growth for the year was 22%, including 8% organic growth coupled with contributions from the Hampden and Firestone acquisitions. Organic commercial loan growth measured 9%, and our teams continued to drive relationship-based C&I business across the region. We enhanced our commercial lending teams, brought in a new auto lending leader to build relationships throughout our footprint and continued to expand our residential lending group. Hartford CT Meanwhile, deposit growth kept pace, growing 20% year-over-year, including double-digit organic growth in demand deposit balances. We continued to enhance our products and services suite for our deposit customers with the addition of Apple Pay™*, instant issue debit cards and an instant customer feedback tool available in branches. We brought in a new leader for our cash management team and rolled out additional services for our business customers. We also expanded our private banker and MyBanker groups across the footprint. These teams work hand in hand with our wealth and commercial teams to provide concierge-level service to our customers. During the second quarter, we closed and integrated the acquisition of Hampden Bank. This brought with it seven new branches, a strong customer base and well-established commercial and business banking teams. It also bumped us into the top four in deposit market share in the Springfield, Mass. region and positioned us well to stay competitive in that market. We followed up with the acquisition of Firestone Financial, a specialty equipment financing company headquartered in Needham, Mass. The Firestone team, made up of disciplined and dedicated lenders who bring years of experience in specialty lending, has already made an impact, helping us to diversify our loan portfolio and our product suite. Both deals were accretive to earnings, capital and profitability measures, and are good examples of our disciplined acquisition strategy. On the business banking side, we've been focused on streamlining our processes and upgrading our offerings, and we're proud of what the team has accomplished. For the fiscal year 2015, Berkshire was named the #1 Small Business Lender *Apple Pay is a trademark of Apple Inc. Berkshire Hills Bancorp—BHLB // berkshirebank.com 2 Select Financial Information Balance Sheet ($ millions - period end) FY15 FY14 Total assets $7,832$6,502 Total securities1,371 1,206 Total loans5,725 4,681 Goodwill and intangibles 335 276 Deposits5,589 4,655 Borrowings 1,264 1,052 Shareholders’ equity887709 Operating Results ($ millions) FY15 FY14 Net interest $214$179 Non-interest income54 47 Total net revenue268 226 Provision for loan losses1715 Non-interest expense 197 166 Net income50 34 Per Share Data ($) FY15 FY14 Earnings, diluted*$1.73 $1.36 Dividends0.76 0.72 Book value28.64 28.17 Tangible book value 17.84 17.19 *Note: Net non-core operating charges totaled $0.36 per share FY15, and $0.44 per share FY14. 128 in Western Mass., the state of Vermont, and the Albany to Syracuse region of New York. We also announced the planned addition of a nationally ranked SBA team based in the Philadelphia, Penn. area and are excited about these continued prospects. We upgraded and expanded our wealth management group in 2015, bringing in veteran portfolio managers and trust advisors, and promoting a new leadership team. The enhanced team has strong ties in our communities and produced good results last year, beating the benchmarks in a tough market. We also continued to build on the insurance side, where we've added a new benefits team and increased our product offerings. Importantly, we’ve expanded our margins and improved our profitability through all of this growth. We ended the year with double-digit improvement in both return on assets and return on equity. Our efficiency ratio has improved to just over 60%, and our tangible book value per share grew by 4%, including the impact of acquisitions. At least as important was our ability to expand our net interest margin in a competitive, low-interest-rate environment. I'm proud of how hard our teams worked to accomplish this, focusing on extremely disciplined growth throughout the year. Contributing to Our Communities Having a positive impact on the communities we serve is integral to the values of our bank. Our employees take pride in the work they do to support local charities, and we do our best to support their efforts through paid time off for volunteering and by running a foundation that has funded millions in community grants across our footprint. In 2015, we added to our program with focused efforts on supporting local veterans, active military and their families through volunteer projects, grants, and new product and service offerings. We also launched a corporate initiative to become a more environmentally sustainable The new ® represents our strong culture and mission to be America's Most Exciting Bank®, our desire to help customers find life's exciting moments and our commitment to high performance. Strategic Partnerships The NESN’s coverage of Boston Bruins As the home financing and retail banking provider of MTA Benefits, Berkshire Bank created unique mortgage, checking account, consumer and equity loan products specifically for Massachusetts Teachers Association members and their families. Ray Bourque Berkshire Bank spokesperson and hockey legend 3 2015 Summary Annual Report company, with goals to reduce our carbon footprint in the coming years. Investment in People One of the most important things we did this year was strengthen the leadership team through the reorganization of responsibilities and subsequent promotions at the executive level. In September, Richard Marotta was promoted to President of the Bank and Sean Gray was named Chief Operating Officer. Each has been essential to the growth of this company, and their promotions reflect that fact. 2011 2012 2013 2014 2015 Values shown in millions We also expanded the executive team, promoting eight members to executive vice president, representing each of our primary business lines and the roles they play in this company going forward. Each of these new executives have demonstrated strong integrity and high energy, and have new ideas to drive higher performance. Each is also deeply committed to the AMEB culture and to fostering growth and opportunities for employees at this company. As I said at the beginning of this letter, I don't think there's a better way to unleash the potential of a company than through engagement and accountability, and I'm excited about our future opportunities, having empowered this kind of talent and energy. 2011 2012 2013 2014 2015 Coming Full Circle Values shown in millions As I look back over 2015, I'm happy with the results we've produced. It’s been a year of smart, disciplined growth. We have the right people in place with the right priorities to take this company to the next level. As a fellow shareholder, I'm pleased with the double-digit stock return this year. Our tangible book value continues to grow as does our market cap and the liquidity in our stock. We raised the dividend by 6% at the beginning of the year and followed that up by another 5% raise at the beginning of 2016. I'm also excited about our prospects for the year ahead. We’re focused on growing revenues, maintaining our expense discipline, and improving our profitability and shareholder returns. We take very seriously our promises to deliver for our shareholders, and I feel it's important that we continue to listen to and engage them. We’ve worked hard to create a culture and build a footprint that sets us apart from our competitors, and I believe those things will continue to be differentiators for us. I'm confident about our future opportunities and our ability to capitalize on them. With your support, I'm looking forward to continuing to grow and strengthen this franchise. Sincerely, Michael P. Daly President & CEO of Berkshire Hills Bancorp, Inc. Berkshire Hills Bancorp—BHLB // berkshirebank.com 4 Revenue 17% Compound Annual Growth Earnings 30% Compound Annual Growth

CORPORATE PROFILE

$7.8 Billion in Assets

93 Branch Locations

- Retail banking, commercial banking, insurance and wealth management
- Branches located across New England and New York
- Wealth assets under management of $1.5 billion

INVESTMENT CONSIDERATIONS

- Strong core earnings momentum and improving profitability
- Diversified revenue drivers and controlled expenses
- Well-positioned footprint in attractive markets
- AMEB culture – results driven
- Acquisition Discipline – a strength in a consolidating market
- Focused on profitability goals and shareholder value

ABOUT US

Stock Information

as of 12/31/15

Ticker	NYSE: BHLB
Stock Price	$29.11
Market Cap	$902 million
Forward P/E (FY16 consensus)	12.9x
Price / Book	1.02x
Price / Tangible Book	1.63x
52 Week Range	$24.32–$30.40
Annualized Dividend (1Q16)	$0.80
Dividend Yield	2.7%
Shares Outstanding	31.0 million
Average Daily Volume (FY15)	112,000 shares

COMMUNITY REINVESTMENT

A Path to a Sustainable Future

Through the AMEB Green℠ program we intend to reduce both our paper use and energy consumption by at least 10% over the next three years. In addition, we are committed to dedicating 15% of our volunteer services to environmental community causes.

AMEB GREEN™

XTEAM® Volunteer Snapshot

70% of our employees participated in volunteer events in 2015. We provided 40,000 hours of service throughout the year, supporting 258 company-sponsored volunteer events and contributing to our largest "Company-Wide Week of Service" in history. Our Foundation funded over $1.8 million in community grants across our footprint, including partnerships with United Way and Habitat for Humanity.

Military and Veterans' Personal and Business Services



Berkshire Bank is committed to making banking easier for our servicemen and servicewomen by providing discounts, money management tools, banking and lending offers to save money. In November 2015, we expanded our Military and Veterans' personal and business banking package designed for active duty and reservists as well as disabled and retired veterans. In addition, our Foundation provided a donation to Soldier On in honor of Veterans Day.

5 2015 Summary Annual Report

Berkshire Bank Executive Team BACK: Gary F. Urkevich, Allison P. O’Rourke, George F. Bacigalupo, Linda A. Johnston, Sean A. Gray, Michael P. Daly, Richard M. Marotta, Josephine Iannelli, Michael D. Carroll, Tami M. Gunsch. FRONT: Scott J. Houghtaling, Mark N. Foster, Deborah A. Stephenson, James T. Curran Berkshire Bank Executive Team Michael P. Daly Chief Executive Officer Richard M. Marotta President Sean A. Gray Chief Operating Officer Josephine Iannelli SEVP, Chief Financial Officer George F. Bacigalupo SEVP, Commercial Banking Linda A. Johnston SEVP, Human Resources Michael D. Carroll EVP, Chief Risk Officer James T. Curran EVP, Regional Commercial Leader – Central Massachusetts and Connecticut Mark N. Foster EVP, Regional Commercial Leader – Eastern Massachusetts and ABL Tami M. Gunsch EVP, Retail Banking Scott J. Houghtaling EVP, Regional Commercial Leader – New York Allison P. O’Rourke EVP, Investor Relations and Financial Institutions Banking Deborah A. Stephenson EVP, Compliance and Regulatory Gary F. Urkevich EVP, IT and Project Management Board of Directors William J. Ryan Chairman of the Board, Former Chairman & CEO of TD Banknorth Inc. Paul T. Bossidy President & CEO of Patripabre Capital LLC Thomas R. Burton Former CEO of Hampden Bancorp, Inc. & Hampden Bank Robert M. Curley Berkshire Bank New York Chairman & Former Chairman & President for Citizens Bank in New York Michael P. Daly President & CEO of Berkshire Hills Bancorp, Inc. John B. Davies Former Executive Vice President of Massachusetts Mutual Life Insurance Company Rodney C. Dimock Principal at Arrow Capital, LLC & Former President of Cornerstone Properties & Aetna Realty Investors, Inc. J. Williar Dunlaevy Former Chairman & CEO of Legacy Bancorp, Inc. & Legacy Banks Susan M. Hill Founder & Former Vice President of Hill & Thompson, P.C. Cornelius D. Mahoney Former Chairman, President & CEO of Woronoco Bancorp, Inc. & Woronoco Savings Laurie Norton Moffatt Director & CEO of the Norman Rockwell Museum Richard J. Murphy Executive Vice President & Chief Operating Officer of the Tri-City ValleyCats Barton D. Raser Vice President & Co-owner of Carr Hardware & Supply Company, Inc. Richard D. Suski Former Principal of RDS Associates D. Jeffrey Templeton Owner & President of The Mosher Company, Inc. Berkshire Hills Bancorp—BHLB // berkshirebank.com 6 LEADERSHIP TEAM

Corporate Offices Berkshire Hills Bancorp, Inc. 24 North Street Pittsfield, MA 01201 800-773-5601 berkshirebank.com Stock Listing Berkshire Hills Bancorp, Inc. is listed on the New York Stock Exchange under the symbol “BHLB” Investor Information Investor Relations Berkshire Hills Bancorp, Inc. P.O. Box 1308 Pittsfield, MA 01202 413-236-3149 investorrelations@berkshirebank.com Transfer Agent and Registrar Shareholders who wish to change the name, address, ownership of stock, report lost stock certificates, inquire about the Dividend Reinvestment Plan or consolidate stock accounts should contact: Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 844-458-9357 shareholder@broadridge.com shareholder.broadridge.com/bhlb 2016 Annual Meeting of Shareholders Thursday, May 5, 2016 | 10 a.m. ET The Crowne Plaza Hotel One West Street Pittsfield, MA 01201 This document contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) which involve significant risks and uncertainties; undue reliance should not be placed on these statements. Actual results may differ materially including factors discussed in “Forward-Securities and Exchange Commission’s Internet website sec.gov and to which reference is hereby made. This Form can be obtained from ir.berkshirebank.com or will be furnished on written request without charge to persons who are beneficial owners of securities of the Company as of the record date for the Annual Meeting of Shareholders. Banking products are provided by Berkshire Bank: Member FDIC; Equal Housing Lender. Berkshire Bank is a Massachusetts chartered bank. Insurance and investment products as well as investment securities and obligations of Berkshire Hills Bancorp, Inc. are not FDIC-insured, are not a bank deposit, “NOT guaranteed BY THE BANK,” “NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY” and may lose value. FPO